UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

European Wax Center, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor
Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of European Wax Center, Inc. (the “Company”) or any subsidiary of the company.

Item 8.01 Other Events.

On May 19, 2022, the Company announced the pricing of the previously announced public offering (the “Offering”) of 4,500,000 shares of its Class A common stock by certain selling stockholders (the “Selling Stockholders”), including stockholders affiliated with General Atlantic, L.P., at a price to the public of $21.50 per share. In addition, the Selling Stockholders granted the underwriters a 30-day option to purchase up to 675,000 additional shares of the Company’s Class A common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On May 20, 2022, the underwriters exercised their option to purchase a total of 675,000 additional shares of Class A common stock from the Selling Stockholders at a price to the public of $21.50 per share, less underwriting discounts and commissions.

On May 24, 2022, the Company and Selling Stockholders closed the Offering, with the Selling Stockholders selling 5,175,000 shares of Class A common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description

99.1	Press release issued by European Wax Center, Inc. on May 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: May 24, 2022	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor
Title: Chief Legal Officer, Chief Human Resources Officer and Corporate Secretary